UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2010

LIGHTYEAR NETWORK SOLUTIONS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

502-244-6666
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2010, the majority stockholder of Lightyear Network Solutions, Inc. (the “Company”), having the power to vote and voting 19,500,000 of the 28,247,533 shares of Company common stock issued and outstanding (on an as-converted, fully-diluted basis), executed a Written Consent in Lieu of a Special Meeting approving the Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan (the “2010 Plan”) which previously had been approved by the Company’s Board of Directors (the “Board”) subject to stockholder approval.  The 2010 Plan is a compensation plan that provides for grants of stock options, restricted stock, and other stock-based or cash awards (collectively, “Awards”) to the Company’s employees, directors, and independent contractors. The 2010 Plan is intended to (a) increase the profitability and growth of the Company, (b) provide competitive compensation to employees, (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities, and (d) motivate key employees and directors to contribute to the Company's success.

The 2010 Plan is administered by a committee (the “Committee”) which is currently comprised of the entire Board. Subject to restrictions in the 2010 Plan, the Committee has full authority to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted, and to establish the terms and conditions of Awards.

The number of shares of the Company’s common stock that may be issued under the 2010 Plan is 1,000,000, subject to proportionate adjustment in the event of any reorganization, merger, consolidation, recapitalization, separation, liquidation, stock split-up, combination of shares, or stock dividend.

The Board may from time to time, amend, suspend, or terminate the 2010 Plan, subject, in certain circumstances, to stockholder approval.

This description of the 2010 Plan is qualified in its entirety by reference to the actual 2010 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein.

On May 19, 2010, the Company granted incentive stock options (the “Options”) to certain of its named executive officers under the 2010 Plan.  The Options, each of which grant the holder the right to purchase one share of Company common stock, were granted in accordance with 2010 Plan option agreements the form of which is filed as part of Exhibit 10.1.

The Options have a ten-year term and an exercise price of $3.90.  The Options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.

The number of Options granted to each executive officer is set forth below:

Executive Officer	Number of Options Granted

J. Sherman Henderson III, Chief Executive Officer	0
Stephen M. Lochmueller, President	150,000
Elaine G. Bush, Chief Financial Officer	75,000
Randy Ammon, Chief Operating Officer	200,000
John J. Greive, V.P. of Regulatory Affairs	62,500

Item 5.07	Submission of Matters to a Vote of Security Holders

The information included in Item 5.02 is hereby incorporated into this Item 5.07.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

10.1	Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan, including forms of Employee Stock Option Agreement and Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC

Date: May 24, 2010	By:	/s/ J. Sherman Henderson III
J. Sherman Henderson III
Chief Executive Officer